Exhibit 99.1

Noranda Announces Completion of Senior Secured Credit Facility Refinancing, Declaration of $1.25 per share Supplemental Dividend

  Entered into a new $325 million term loan agreement and repaid $78 million principal balance of previous term loan
  Entered into a new $250 million asset-based revolving credit facility
  Declared $1.25 per share supplemental dividend

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 29, 2012--Noranda Aluminum Holding Corporation (NYSE: NOR) (and together with its subsidiaries, “Noranda,” or the “Company”) announced today that it has completed a refinancing of its senior secured credit facility, including both its term loan facility and revolving credit facility. Earlier today, Noranda entered into a new, seven year $325 million senior secured term loan facility agreement and repaid the remaining $78 million term loan balance outstanding under its previous senior secured credit facility. Noranda also entered into a new $250 million asset based revolving credit facility, which was undrawn at closing.

The Company also announced that its Board of Directors has declared a supplemental dividend of $1.25 per share, to be paid on March 19, 2012 to shareholders of record as of March 12, 2012. Cash payments related to the supplemental dividend will total approximately $88 million in aggregate.

The balance of the net proceeds from the refinancing are anticipated to be used for general corporate purposes and the funding of a tender offer for a portion of Noranda's existing Floating Rate Notes due 2015.

“Our ability to opportunistically refinance our senior secured credit facility and extend our debt maturity profile was supported by both our healthy balance sheet and the strength of the global capital markets,” said Layle K. (Kip) Smith, Noranda’s President and Chief Executive Officer. “We believe the refinancing and supplemental dividend are consistent with our model of prudently providing stockholders meaningful cash returns and driving stockholder value creation through business reinvestment and strategic growth.”

About the Company

Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a public company controlled by affiliates of its private equity sponsor.

Forward‐Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.

Forward-looking statements contain words such as “believes,” “expects,” “may,” “should,” “pursue,” “seeks,” “approximately,” “anticipates,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its future plans or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management’s current estimates, projections, expectations or beliefs.

For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

CONTACT:
Noranda Aluminum Holding Corporation
Robert Mahoney, Chief Financial Officer, 615-771-5752
robert.mahoney@noralinc.com